Exhibit 99.1

Exhibit 99.1

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

Hampton Roads Bankshares, Inc.

ANNUAL MEETING OF SHAREHOLDERS MAY 22, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Emil A. Viola and Jack W. Gibson, and each or any of them, as proxies, each with the powers to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all of the shares of common stock of Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”), held of record by the undersigned at the close of business on April 11, 2008, at the annual meeting of shareholders to be held at our headquarters located at 999 Waterside Drive, Suite 200, Norfolk, VA 23510, at 10:00 a.m. Local time on May 22, 2008, and at any adjournment or postponement thereof, on matters that may properly come before the annual meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his or her discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Annual Meeting of Shareholders and the joint proxy statement/prospectus relating to the annual meeting.

For Against Abstain

1. Adopt the Agreement and Plan of Merger, dated as of January 8, 2008, by and among Hampton Roads Bankshares, Inc. and Shore Financial Corporation (the

“merger agreement”), and approve the transactions contemplated by the merger agreement, including the merger of Shore Financial Corporation with and into Hampton Roads Bankshares, Inc.

For Against Abstain

2. Adopt an amendment to the articles of incorporation of Hampton Roads Bankshares, Inc. to revise Article VIII of Hampton Roads Bankshares, Inc.’s articles of incorporation to allow for shareholder approval of certain transactions by majority vote provided that the board of directors had approved and recommended such transaction by at least a two-thirds (2/3) vote.

With- For All For hold Except

3. Election of “Class A” Directors (except as marked to the contrary below):

Nominees:

(01) Roland Carroll Smith, Sr. (02) Bobby L. Ralph (03) Emil A. Viola

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

For Against Abstain

4. Ratify the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

5. Authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals.

The shares represented by this proxy card (the “Shares”) shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. If this card is signed and returned without instructions, the Shares shall be voted in favor of all Proposals. Each of the proxies is authorized to vote the Shares in his or her discretion on any other matter that may properly come before the meeting. If the undersigned does not sign and return a proxy card or vote at the annual meeting, the Shares will not be voted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

Please be sure to sign and date Date this Proxy in the box below.

Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

Hampton Roads Bankshares, Inc.

The proxy holder may vote and otherwise represent the above signed on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the annual meeting in person and decide to vote by ballot, such vote will supersede this proxy.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the secretary of Hampton Roads Bankshares at the meeting of the shareholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Hampton Roads Bankshares for receipt prior to the annual meeting.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.